                                                                   EXHIBIT 10.11

                                   AMENDMENT
                                   ---------

        This Amendment made as of this 21st day of March, 1989 by and among Alvin C. Copeland ("Copeland"), New Orleans Spice Company, Inc., a Louisiana corporation ("Spice"), herein represented by its authorized officer, and Biscuit Investments, Inc., a Louisiana corporation ("Biscuit"), represented herein by its authorized officer;

                              W I T N E S S E T H

        WHEREAS, by virtue of a certain agreement (the "Formula Agreement") dated July 2, 1979 by and among A. Copeland Enterprises, Inc. ("ACE"), Popeye's Famous Fried Chicken, Inc. ("Popeye's"), Copeland and others, ACE acquired the right to use a certain recipe and formula for preparation of spicy fried chicken, any developments or improvements relating to the production of such recipe and formula and any additional recipes for products suitable for use in Popeye's restaurants ("Formula") and Popeye's acquired the right to license others to use the Formula:

        WHEREAS, the manufacturing facilities have been conveyed to Spice;

        WHEREAS, Spice, by virtue of certain contracts and transfer, has acquired ACE's entire interest in the

Formula and Copeland has acquired an additional four (4%) percent interest therein, so that the Copeland and Spice together own the entire interest in the Formula in the proportions of eighty four (84%) percent for Copeland and sixteen (16%) percent for Spice:

        Whereas, the parties desire to confer various rights upon one another and to provide otherwise with regard to the use of the Formula and compensation therefor;

        NOW THEREFORE, in consideration of the premises and the agreements herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree to amend the Formula Agreement as follows:

                                       I.

        Copeland hereby authorizes Spice to utilize the Formula, and Spice agrees that it shall enjoy the right to utilize the Formula in the preparation of all spices, batter and other ingredients required in the preparation of spicy fried chicken known as Popeyes Fried Chicken or other food products ("Product").

                                      II.

        Pursuant to a Supply Contract of even date herewith and annexed hereto for reference, Spice has agreed to supply Biscuit's requirements of Product for Biscuit's company-owned outlets as well as the franchisee-operated outlets in the system.

                                      III.

        In compensation for the rights hereby granted Biscuit, Biscuit shall pay to Copeland and Spice the following:

        A. As to sales from outlets operated and owned by Biscuit, Biscuit shall pay Copeland one and twenty-six hundredths (1.26%) percent and Spice twenty-four hundredths (.24%) percent of gross receipts from all items sold, less the direct sales taxes paid or owed with respect thereto, at all stores owned or operated by Biscuit or any of its subsidiaries ("gross receipts").

        B. As to sales made from outlets operated by Biscuit franchisees and licensees, Biscuit shall pay Copeland forty-two one-hundredths (.42%) percent and Spice eight one-hundredths (.08%) percent of gross receipts.

        C. All of such payments to Spice and Copeland shall be paid weekly in arrears and shall

                                       3